EXECUTION VERSION
EXHIBIT 10.1

FOURTH AMENDMENT
TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

This Fourth Amendment to Sixth Amended and Restated Credit Agreement (“Amendment”) is made as of November 24, 2009, by and among NATIONAL BEEF PACKING COMPANY, LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), COBANK, ACB, an agricultural credit bank (“CoBank”), as Lead Arranger, Syndication Agent, Swing Line Lender and Administrative Agent for the Lenders (in such capacity, the “Agent”) and as one of the Lenders, and the other financial institutions signatory hereto.

RECITALS

This Amendment is made with respect to the Sixth Amended and Restated Credit Agreement made as of the 25th day of July, 2007 (as the same has been and may hereafter be amended, modified, supplemented, renewed or restated from time to time, the “Agreement”).  Capitalized terms that are not defined in this Amendment shall have the meanings assigned to them in the Agreement.

The Borrower has requested that the Agent and the Lenders amend the Agreement in certain respects, and the Agent and the Lenders have agreed to do so subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of the Borrower, the parties agree as follows:

1.           A new definition of Annual Regular Dividend shall be added to Section 1.2 of the Agreement, Defined  Terms, in appropriate alphabetical order to read as follows:

“Annual Regular Dividend” means an annual dividend in an amount not to exceed two percent (2%) of the average daily stock price for NB, Inc. during the twelve-month period ending two (2) Business Days prior to the date of declaration of the proposed Equity Distribution; provided, that the Annual Regular Dividend shall not exceed $25,000,000, calculated in respect of Fiscal Year 2010 and payable in Fiscal Year 2011.

2.           A new definition of Change of Control shall be added to Section 1.2 of the Agreement, Defined Terms, in appropriate alphabetical order to read as follows:

“Change of Control” means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities

Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of the equity securities of NB, Inc. entitled to cast thirty-five percent (35%) or more of the votes for members of the board of directors or equivalent governing body of NB, Inc. on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), other than the Existing Equity Holders, (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of NB, Inc. ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors), (c) the Existing Equity Holders cease to own, directly or indirectly, equity interests representing a majority of the aggregate ordinary voting power represented by the issued and outstanding equity interests in Holdings, or (d) NB, Inc. ceases to be the sole manager of the Borrower.

3.           A new definition of Defaulting Lender shall be added to Section 1.2 of the Agreement, Defined Terms, in appropriate alphabetical order to read as follows:

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in LC Obligations or Swing Line Loans required to be funded by such Lender within three (3) Business Days after the date required to be funded by it, (b) has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it within three (3) Business Days after the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of an insolvency proceeding (or such parent or holding company of such Lender that has been deemed insolvent or become the subject of an insolvency proceeding).

4.           A new definition of Draft Prospectus shall be added to Section 1.2 of the Agreement, Defined Terms, in appropriate alphabetical order to read as follows:

“Draft Prospectus” means that certain draft Preliminary Prospectus relating to the initial public offering of shares of Class A common stock of NB,

Inc. dated November 13, 2009.

5.           A new definition of Equity Distributions Threshold shall be added to Section 1.2 of the Agreement, Defined Terms, in appropriate alphabetical order to read as follows:

“Equity Distributions Threshold” means an amount equal to the sum of (a) (i) the IPO Proceeds in an aggregate amount not to exceed $10,000,000, (ii) the Overallotment Proceeds in an aggregate amount not to exceed $10,000,000, (iii) $15,000,000 per Fiscal Year, and (iv) an amount not to exceed the lesser of (A) fifty percent (50%) of any Unallocated Cash Flow for the most recently ended Fiscal Year, or (B) $15,000,000 per Fiscal Year minus (b) the aggregate amount of negative Unallocated Cash Flow (if any) for the most recently ended Fiscal Year; provided, in the event the aggregate amount of Equity Distributions made by the Borrower during any Fiscal Year in accordance with the terms of clauses (b) and (c) of Section 10.10 is less than the Equity Distributions Threshold for such Fiscal Year, the Equity Distributions Threshold for the immediately succeeding Fiscal Year shall be increased by such unutilized portion.

6.           The definition of Excess Disposition Proceeds, set forth in Section 1.2 of the Agreement, Defined Terms, shall be amended and restated in its entirety to read as follows:

“Excess Disposition Proceeds” means the Borrower’s net cash proceeds, including insurance or condemnation proceeds, from the sale or other disposition or loss of assets (other than the sale of Inventory in the ordinary course of business or the casualty loss of Inventory), which are not used by the Borrower for the replacement of the assets sold, disposed of or lost or not used for the acquisition of other assets with similar business utility within one hundred eighty (180) days after such sale, disposition or loss, in excess of $100,000 in the aggregate during any rolling twelve month period.

7.           A new definition of Existing Equity Holders shall be added to Section 1.2 of the Agreement, Defined Terms, in appropriate alphabetical order to read as follows:

“Existing Equity Holders” means, collectively, US Premium Beef, TKK Investments, LLC, TMKCo, LLC and NBPCo Holdings, LLC.

8.           The definition of Financing Documents, set forth in Section 1.2 of the Agreement, Defined Terms, shall be amended and restated in its entirety to read as follows:

“Financing Documents” means this Agreement, the Notes, the Agent’s Letter, the NB, Inc. Acknowledgement, all Security Documents, and all documents, instruments, certificates and agreements at any time executed or delivered by the Borrower to any of the Agent or any one or more of the Lenders pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

9.           A new definition of Fourth Amendment Effective Date shall be added to Section 1.2 of the Agreement, Defined  Terms, in appropriate alphabetical order to read as follows:

“Fourth Amendment Effective Date” means ___________________, 2009.

10.           A new definition of Georgia Mortgage shall be added to Section 1.2 of the Agreement, Defined  Terms, in appropriate alphabetical order to read as follows:

“Georgia Mortgage” means that certain Deed to Secure Debt and Security Agreement between the Borrower and the Agent, together with any and all amendments, modifications, supplements, renewals or restatements thereof.

11.           A new definition of Initial Public Offering shall be added to Section 1.2 of the Agreement, Defined Terms, in appropriate alphabetical order to read as follows:

“Initial Public Offering” means the initial public offering of shares of Class A common stock of NB, Inc. on substantially the same terms and conditions set forth in the Draft Prospectus.

12.           A new definition of IPO Proceeds shall be added to Section 1.2 of the Agreement, Defined Terms, in appropriate alphabetical order to read as follows:

“IPO Proceeds” means the Borrower’s net cash proceeds (excluding any Overallotment Proceeds) received from the initial issuance of its equity interests to NB, Inc. in connection with the Initial Public Offering and on substantially the same terms and conditions set forth in the Draft Prospectus.

13.           Clause (c) of the definition of Matured Default located in Section 1.2 of the Agreement, Defined Terms, shall be amended and restated in its entirety to read as follows:

(c) the Borrower fails or neglects to perform, keep or observe any of the covenants, conditions, promises or agreements contained in Sections 2.2(a), 9.6, 9.16, 10.1, 10.2 or 10.4 of this Agreement;

14.           Clause (p) of the definition of Matured Default located in Section 1.2 of the Agreement, Defined Terms, shall be amended and restated in its entirety to read as follows:

(p) the occurrence of a Change of Control;

15.           A new clause (t) shall be added to the definition of Matured Default located in Section 1.2 of the Agreement, Defined Terms, as follows:

(t) NB, Inc. fails to keep or observe any of the covenants, promises or agreements set forth in the NB, Inc. Acknowledgement.

16.           A new definition of NB, Inc. shall be added to Section 1.2 of the Agreement, Defined  Terms, in appropriate alphabetical order to read as follows:

“NB, Inc.” means National Beef, Inc., a Delaware corporation.

17.           A new definition of NB, Inc. Acknowledgement shall be added to Section 1.2 of the Agreement, Defined  Terms, in appropriate alphabetical order to read as follows:

“NB, Inc. Acknowledgement” means that certain Acknowledgement dated of even date herewith by and between NB, Inc., and the Agent.

18.           A new definition of Overallotment Option shall be added to Section 1.2 of the Agreement, Defined Terms, in appropriate alphabetical order to read as follows:

“Overallotment Option” means, during the thirty (30) day period immediately following the Initial Public Offering, the option of the underwriters to purchase additional shares of Class A common stock of NB, Inc. at the initial public offering price.

19.           A new definition of Overallotment Proceeds shall be added to Section 1.2 of the Agreement, Defined Terms, in appropriate alphabetical order to read as follows:

“Overallotment Proceeds” means the Borrower’s net cash proceeds received during the forty-five (45) day period immediately following the Initial Public Offering from the issuance of additional equity interests to NB, Inc. in connection with the exercise of the Overallotment Option and on substantially the same terms and conditions set forth in the Draft Prospectus.

20.           The definition of Security Documents, set forth in Section 1.2 of the Agreement, Defined Terms, shall be amended and restated in its entirety to read as follows:

“Security Documents” means the Security Agreement, the Bond Pledge Agreement, the Trademark License, the Kansas Mortgage, the Pennsylvania Mortgage, the Georgia Mortgage, the letter agreement dated May 30, 2006, pursuant to which the Borrower (in its capacity as a limited partner of NBC) consented, among other things, to NCI’s pledge to the Borrower of NCI’s general partnership interest in NBC, the Assignment dated as of May 20, 2006 of the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing from NBC to the Borrower dated as of May 30, 2006, as each may be amended, modified, renewed or extended from time to time in accordance with this Agreement, and any and all other agreements, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of contract rights, assignments of partnership interest, assignments of performance or other collateral assignments, trademark license agreements, completion or surety bonds, standby agreements, subordination agreements, undertakings and other similar documents, agreements, instruments and financing statements at any time executed and delivered by the Borrower or a third Person in connection with, or as security for the payment or performance of, any of the Liabilities.

21.           The definition of Unallocated Cash Flow set forth in Section 1.2 of the Agreement, Defined Terms, shall be amended and restated in its entirety to read as follows:

“Unallocated Cash Flow” means for any period of determination (a) EBITDA during such period, minus (b) the amount of the Borrower’s consolidated cash income taxes paid during such period, minus (c) the amount of the Borrower’s consolidated cash dividends or distributions paid during such period allowed under Section 10.10(a), minus (d) the net amount of the Borrower’s consolidated capital expenditures during such period (capital items purchased, minus capital items sold, and minus financing for capital items purchased), minus (e) cash interest paid, minus (f) scheduled and mandatory principal payments made; provided, however, that no portion of the payments made by the Borrower under the Water Services Agreement shall be considered to be interest expense for the purposes of the calculation of Unallocated Cash Flow.

22.           Clause (b) of Section 4.4 of the Agreement, Mandatory Prepayments of Notes, shall be amended and restated in its entirety to read as follows:

(b)           Other Mandatory Prepayments.  Additional mandatory prepayments of the Term Notes and Line of Credit Notes shall be payable as follows: (i) on or before the 10th day after the receipt thereof, an amount equal to any Excess Disposition Proceeds; (ii) on or before the 10th day after the receipt thereof, an amount equal to any Excess Debt Proceeds; (iii) on or before the 10th day after the receipt thereof, an amount equal to 50% of any Excess Equity Proceeds (excluding any IPO Proceeds and Overallotment Proceeds); and (iv) on or before the 120th day after the end of each of the Borrower’s Fiscal Years, an amount equal to fifty percent (50%) of any Unallocated Cash Flow during such Fiscal Year.  All prepayments under this Section 4.4 shall be applied (pro rata among the Lenders) first to the unpaid installments due under the Term Notes in the inverse order of their maturity until all such installments are paid, second to the outstanding principal of the Line of Credit Notes, and third to the outstanding principal of the Swing Line Loans.

23.           Section 9.5 of the Agreement, Property Insurance, shall be amended and restated in its entirety to read as follows:

9.5           Property Insurance.

At the Borrower’s own cost and expense, or at the cost and expense of a Subsidiary, in the case of property owned by such Subsidiary, the Borrower shall keep all of its and its Subsidiaries’ assets fully insured, with carriers, and in amounts acceptable to the Agent, against the hazards of fire, theft, collision, spoilage, hail, those covered by extended or all risk coverage insurance and such others as may reasonably be required by the Agent.  The Borrower shall cause to be delivered to the Agent the proper certificates evidencing the same. All such policies covering the Borrower’s assets shall provide, in manner satisfactory to the Agent, that any amounts in excess of $500,000 payable under such policies shall be payable first to the Agent (for the ratable benefit of the Lenders), as the Agent’s interest may appear.  Each such policy covering the Borrower’s assets shall include a provision for thirty (30) days’ prior written notice to the Agent of any cancellation or expiration thereof and show the Agent as lender loss payee as provided in a form of loss payable endorsement in form and substance satisfactory to the Agent.  In the event of any loss covered by any such policy covering the Borrower’s assets, the Borrower shall direct the carrier named in such policy to make payment for such loss to the Agent for application to the Liabilities and not to the Borrower, or to the Borrower and the Agent jointly.  The Borrower irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as the Borrower’s true and lawful attorney and agent-in-fact for the purpose of making, settling or adjusting claims under such policies of insurance after the occurrence of a Matured Default.  If payment as a result of any insurance losses under such policies of insurance covering the Borrower’s assets shall be paid by check, draft or other instrument payable to the Borrower, or to the Borrower and the Agent jointly, the Agent (for the ratable benefit of the Lenders) may endorse the Borrower’s name on such check, draft or other instrument, and may do such other things as the Agent may deem advisable to reduce the same to cash.  Subject to Section 4.4(b)(i), all loss recoveries received by the Agent on account of any such insurance on the Collateral up to $2,500,000 may be reinvested by the Borrower in the Collateral.  All loss recoveries received by the Agent on account of any such insurance on the Collateral in excess of $2,500,000 may be applied and credited by the Agent to the Liabilities, to the extent that there are at the time Liabilities outstanding, or subject to Section 4.4(b)(i), reinvested by the Borrower in the Collateral in the discretion of the Agent.  The Borrower hereby assigns all of the Borrower’s insurance coverage proceeds to the Agent (for the ratable benefit of the Lenders) as additional collateral security for the Liabilities.  To the extent actually received by the Agent in immediately available funds, the Agent shall pay any surplus of insurance proceeds from such insurance policies in excess of the Liabilities to the Borrower.  If the Borrower fails to procure insurance as provided in this Agreement, or to keep the same in force, or fails to perform any of its other obligations hereunder, then the Agent may, at the Agent’s option, and without obligation to do so, obtain such insurance and pay the premium thereon for the account of the Borrower, or make whatever other payments the Agent may deem appropriate to protect the Agent’s security for the Liabilities.  Any such payments shall be additional Liabilities of the Borrower, each payable on demand and secured by the Collateral.  Upon the Agent’s written request, copies of the policies of insurance referred to in this Section 9.5 and in Section 9.4, together with all amendments and schedules thereto, shall be provided to the Agent by the Borrower. The Borrower’s insurance policies are summarized on Exhibit 9B.

24.           Section 9.16 of the Agreement, Funded Debt to EBITDA Ratio, shall be amended and restated in its entirety to read as follows:

9.16        Funded Debt to EBITDA Ratio.

The Borrower shall have a Funded Debt to EBITDA Ratio of not more than 3.50 to 1.00 as at the end of each fiscal quarter.

25.           Section 10.2 of the Agreement, Consolidations, Mergers or Acquisitions, shall be amended by deleting the phrase “not to exceed $25,000,000 in the aggregate in any Fiscal Year” and substituting in lieu thereof the phrase “not to exceed $50,000,000 in the aggregate in any Fiscal Year”.

26.           Section 10.3 of the Agreement, Deposits, Investments, Advances or Loans, shall be amended by (a) deleting the “and” located at the end of clause (r) therein, (b) deleting the period located at the end of clause (s) therein and substituting in lieu thereof the phrase “; and”, and (c) adding a new clause (t) immediately following clause (s) to read as follows:

(t) in the case of the Borrower, loans to NB, Inc. in an aggregate amount not to exceed $5,000,000; provided that such loans shall be unsecured and otherwise on terms and conditions reasonably satisfactory to the Agent.

27.           Section 10.10 of the Agreement, Equity Distributions, shall be amended and restated in its entirety to read as follows:

Section 10.10              Equity Distributions.

The Borrower shall not directly or indirectly, make any Equity Distributions, except that (a) the Borrower may make quarterly distributions to its Members in respect of Borrower’s taxable income, in amounts proportionate to the respective percentage interests of each of such Member so that each such Member shall have received an amount equal to 48% of such Member’s share of the Borrower’s net taxable income for the relevant quarter (subject to any increase in accordance with the terms of the Borrower’s Amended and Restated Limited Liability Company Agreement) (the “Permitted Taxable Distribution Amount”), provided that if the aggregate distribution made during any calendar year exceeds the Permitted Taxable Distribution Amount, then the excess distribution for such tax year shall be applied to the permitted distributions for the immediately subsequent quarters, Dollar-for-Dollar, until all such excess has been applied to future permitted distributions, (b) so long as no Default or Matured Default has occurred and is continuing or would be caused thereby, the Borrower may make distributions in respect of its outstanding equity interests to pay an Annual Regular Dividend on such equity interests in an aggregate amount not to exceed the Equity Distributions Threshold and (c) so long as (i) no Default or Matured Default has occurred and is continuing or would be caused thereby and (ii) at the time such distribution is made the Borrower’s Funded Debt to EBITDA Ratio as at the most recently ended Fiscal Year is less than or equal to 2.00 to 1.00, the Borrower may make additional distributions in respect of its outstanding equity interests in an aggregate amount not to exceed the Equity Distributions Threshold not otherwise utilized under clause (b) above.

28.           Section 12.10 of the Agreement, Actions Upon Request of the Borrower, shall be amended and restated in its entirety to read as follows:

Section 12.10            Actions Upon Request of the Borrower.

If (a) any of the events described in Sections 5.2, 5.3, 5.4 or 5.5 cause the Borrower to be required to pay to any one of the Lenders other than the Agent, costs associated with the LIBOR Rate Advances which are materially disproportionate to such costs required to be paid to the other Lenders (each a “Non-Proportionate Lender”, or (b) a Lender is a Defaulting Lender, then the Borrower or the Agent may elect to replace such Non-Proportionate Lender or Defaulting Lender, as the case may be, as a Lender party to this Agreement in accordance with and subject to the restrictions contained in, and consents required by Section 13.23; provided that (a) if such replacement is requested by the Borrower, the Borrower shall have received the prior written consent of the Agent, and (b) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans (including any Swing Line Loans) and participations in Swing Line Loans and LC Obligations, accrued interest thereon, accrued fees and all other amounts payable hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).  Notwithstanding the foregoing, under no circumstances shall the Lender affected hereby be required to bear any of the costs or expenses associated with the proposed assignment, all of which costs and expenses shall be the sole responsibility of the Borrower and the proposed assignee, and the Lender affected hereby may defer compliance with its obligations under this Section 12.10 until the Borrower has deposited with such Lender such amount as such Lender reasonably believes will be sufficient to reimburse such Lender for such costs and expenses.

29.           Clause (b) of the penultimate sentence of Section 13.29 of the Agreement, Amendments and Waivers, shall be amended and restated in its entirety to read as follows:

(b) the cumulative increase in the sum of the Line of Credit Loan Commitment and the Term Loan Commitment may not exceed $200,000,000 (taking into account, for the avoidance of doubt, the $100,000,000 increase in the Commitments contemplated by that certain Second Amendment to Sixth Amended and Restated Credit Agreement made as of April 13, 2009, by and among the Borrower, the Agent and the Lenders party thereto) and

30.           Notwithstanding the terms of Section 10.11 of the Agreement, Amendment of Organizational Documents, Agent and each of the Lenders hereby consent to the amendment of the Borrower’s organizational documents in connection with the purchase by NB, Inc. of equity interests in the Borrower and the appointment of NB, Inc. as the sole manager of the Borrower; provided that any such amendment to the Borrower’s organizational documents shall be in form and substance satisfactory to the Agent.

31.           This Amendment shall be effective as of its date, conditioned upon (a) the execution and delivery of this Amendment by the Borrower, the Agent and each of the Lenders, (b) the execution and delivery of the NB, Inc. Acknowledgement by NB, Inc., (c) Secretaries Certificates for NB, Inc. and the Borrower relating to resolutions, incumbency, etc., (d) opinions of counsel for NB, Inc. and the Borrower, (e) the payment to the Agent, for the ratable benefit of the Lenders, of a fully earned and non-refundable amendment fee in an amount equal to .20% of all of the Lenders’ Commitments, payable in equal installments on the date of execution and delivery of this Amendment by the Agent and the Lenders, and on the date all the other conditions are satisfied and this Amendment shall be effective, (f) the payment to the Agent of the arrangement fee as set forth in the separate Fee Letter, dated as of November 18, 2009, between the Agent and the Borrower, (g) the payment to the Agent of all reasonable, out-of-pocket fees and expenses of counsel incurred in connection with the preparation, negotiation, execution or delivery of this Amendment and any other agreement, document or instrument executed and/or delivered by NB, Inc. or the Borrower with, to or in favor of the Agent or any Lender concurrently with the execution or effectiveness of this Amendment, (h) the Initial Public Offering shall have been consummated and all net cash proceeds thereof (other than any net cash proceeds paid to the Existing Equity Holders) shall have been contributed to the Borrower and (i) the delivery of such other information, documents, agreements or instruments that Agent or Agent’s counsel may reasonably require in connection with this Amendment.

32.           The Borrower hereby represents, warrants and covenants as follows:

(a)           Each of the representations and warranties made by or on behalf of the Borrower in the Agreement or any of the other Financing Documents is true and correct on and as of the date of this Amendment (unless stated to relate solely to an earlier date, in which case the representations and warranties are true and correct on and as of such earlier date) with the same full force and effect as if each of such representations and warranties had been made by the Borrowers in this Amendment.

(b)           This Amendment has been duly authorized, executed and delivered to the Agent by the Borrower, is enforceable in accordance with its terms and is in full force and effect, except as such enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

(c)           The execution, delivery and performance of this Amendment by the Borrower will not violate any requirement of law or contractual obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues

33.           This Amendment shall be an integral part of the Agreement, and all of the terms set forth therein are hereby incorporated in this Amendment by reference, and all terms of this Amendment are hereby incorporated into said Agreement as if made an original part thereof.  Except as modified pursuant hereto, no other changes or modifications to the Agreement are intended or implied and in all other respects the Agreement is ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

34.           This Amendment may be executed in several counterparts, each of which shall be construed together as one original.  Facsimile signatures on this Amendment shall be considered as original signatures.

35.           This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns

36.           This Amendment shall be a contract made under and governed by the internal laws of the State of Colorado without regard to the application of conflict of laws principles. Wherever possible, each provision of the Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

37.           THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE CITY AND COUNTY OF DENVER, COLORADO AND WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE BORROWER. THE BORROWER HEREBY CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 13.18 OF THE AGREEMENT.  SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO THE BORROWER’S ADDRESS BY THE BORROWER’S AGENT AS SET FORTH BELOW.  THE BORROWER HEREBY IRREVOCABLY APPOINTS THE CORPORATION COMPANY, WITH AN OFFICE ADDRESS LOCATED AT 1675 BROADWAY, DENVER, COLORADO 80202, AS THE BORROWER’S AGENT FOR THE PURPOSE OF ACCEPTING THE SERVICE OF ANY PROCESS WITHIN THE STATE OF COLORADO.  AT THE OPTION OF THE AGENT, THE BORROWER WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE AGENT.  THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER FINANCING DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, EACH ISSUER, THE SWING LINE LENDER AND THE LENDERS TO ENTER INTO THIS AMENDMENT AND EACH SUCH OTHER FINANCING DOCUMENT.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Sixth Amended and Restated Credit Agreement as of the day and year first herein above written.

NATIONAL BEEF PACKING COMPANY, LLC

By:	/s/ Jay D. Nielsen
Jay D. Nielsen
Chief Financial Officer

COBANK, ACB, individually and as Lead Arranger, Syndication Agent and Administrative Agent

By:	/s/ James Matzat
James Matzat
Vice President

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, individually and as a Documentation Agent

By: /s/ Rebecca O. Morrow	By:	/s/ Robert K. Hughes
Rebecca O. Morrow		Robert K. Hughes
Executive Director		Executive Director

{SIGNATURE PAGE ONE OF THREE TO FOURTH AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT}

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Barbara Coffin
Barbara Coffin
Vice President

BANK OF OKLAHOMA, N.A.

By:
Name
Title

BMO CAPITAL MARKETS FINANCING, INC.

By:	/s/ Manuel Diaz
Manuel Diaz
Vice President

BANK OF AMERICA, N.A. (successor by merger to LaSalle Bank National Association)

By:	/s/ Daniel J. Ricke
Daniel J. Ricke
Vice President

FIRST NATIONAL BANK OF OMAHA

By:	/s/ Wade A. Horton
Wade A. Horton
Vice President

{SIGNATURE PAGE TWO OF THREE TO FOURTH AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT}

AMERICAN AGCREDIT, PCA, formerly known as Pacific Coast Farm Credit Services, ACA

By:	/s/ Gary VanSchuyver
Gary VanSchuyver
Vice President

U.S. BANK NATIONAL ASSOCIATION individually and as a Documentation Agent

By:	/s/ Thomas Martin
Thomas Martin
Vice President

{SIGNATURE PAGE THREE OF THREE TO FOURTH AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT}